Exhibit 10.11

Pursuant to Item 601(b)(10)(iv) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission, certain portions of this exhibit have been omitted because it is both not material and the type of information that the company treats as private or confidential.

EXECUTION VERSION

OPTION AGREEMENT

THIS AGREEMENT is dated as of May 14, 2021 (the “Effective Date”) among ASEP Medical Inc. (the “Optionee”), ABT Innovations Inc. (the “Optionor”) and each of the securityholders of the Optionor listed in Schedule “A” hereto (except UBC) (collectively, the “Securityholders” and individually each a “Securityholder”). The Optionor, the Optionee and each Securityholder are referred to herein as a “Party”, and together as the “Parties”.

WHEREAS:

A.	As at the Effective Date, the Securityholders own in the aggregate 2,000,000 Shares which represent all of the issued and outstanding securities of the Optionor, and such Securityholders are parties to the Shareholders’ Agreement;

B.	The Optionor wishes to grant, and the Optionee wishes to accept, the Option to be issued the Optioned Shares, which shall, following the Exercise Date, represent a 50.1% fully-diluted equity interest in the Optionor on the terms and conditions of this Agreement;

C.	The Securityholders wish to grant, and the Optionee wishes to accept, the Additional Option whereby the Securityholders would sell and the Optionee would purchase the Additional Optioned Shares on the terms and conditions of this Agreement such that following exercise of the Option, the Additional Option and the UBC Option, the Optionee would hold 100% fully-diluted equity interest in the Optionor;

D.	Immediately following entry into this Agreement, the Optionor, the Optionee and UBC shall enter into a share purchase option agreement, pursuant to which UBC shall grant to the Optionee an option to purchase all the Shares held by UBC on substantially the same terms and conditions as the Additional Option (the “UBC Option”);

E.	The Optionee has agreed to advance to the Optionor, and the Optionor has agreed to accept, up to an aggregate of $2,500,000 in tranches pursuant to the Notes on the terms and conditions of this Agreement to provide the Optionor to conduct business;

F.	The Optionor and the Optionee have agreed to apply the aggregate funds advanced by the Optionee to the Optionor pursuant to the Notes towards the Exercise Price of the Option on the terms and conditions of this Agreement;

G.	Immediately following entry into this Agreement, the Optionee will enter into the Amalgamation Agreement with TCC Spinco pursuant to which: (a) the Optionee will become a subsidiary of TCC Spinco and the primary business of TCC Spinco will be its indirect ownership of the majority interest in the Optionor, and (b) TCC Spinco will seek to have its common shares listed on the Exchange;

H.	To satisfy the listing requirements of the Exchange, the Shareholders’ Agreement will need to be terminated on the Exercise Date (the “Shareholders’ Agreement Termination”);

I.	Section 16.1 of the Shareholders’ Agreement requires the prior written consent of UBC for all Major Decisions, and the entry into this Agreement and the ancillary agreements contemplated hereby, together with the transactions contemplated hereby and thereby, including without limitation the Option and the Additional Option (collectively, the “Transactions”) constitute Major Decisions;

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J.	Section 21.1(c) of the Shareholders’ Agreement requires Special Majority Approval for the Shareholders’ Agreement Termination;

K.	Section 15.1 of the Shareholders’ Agreement and to a license agreement between UBC and the Company dated April 25, 2017, in connection with the Transactions, UBC and the UBC Inventors (as such term is defined in the Shareholders’ Agreement) are entitled to be issued an additional an additional twenty four thousand seven hundred and forty six (24,746) Shares, in the aggregate, to be apportioned pro rata, upon issuance of the first Note; and

L.	The Securityholders have agreed to provide the requisite Special Majority Approval and such other approvals, including the approval of UBC, as may be required by the Shareholders’ Agreement or Applicable Laws for the entry into this Agreement and the ancillary agreements contemplated hereby, together with the completion of Transactions.

NOW THEREFORE, in consideration of the mutual agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE 1

INTERPRETATION

Section 1.1 Defined Terms

For the purposes of this Agreement:

(a)	“Acceleration Provision” has the meaning set forth in Section 2.2;

(b)	“Additional Option” means the irrevocable right and option to purchase, the remaining 49.9% fully-diluted equity interest in the Optionor by the purchase from, and the sale by, all of the Securityholders of the Additional Optioned Shares free and clear of all liens and encumbrances on the terms and conditions of this Agreement;

(c)	“Additional Option Exercise Date” means the date that both a written notice of its intention to exercise the Additional Option and the payment of the Additional Option Exercise Price are delivered by the Optionee to the Securityholders and the Agent in accordance with this Agreement;

(d)	“Additional Option Exercise Price” means $20,000,000;

(e)	“Additional Option Expiry Date” means 5:00 p.m. PST on the date that is the third anniversary of the Exercise Date;

(f)	“Additional Option Period” means five Business Days from the date that the Securityholders received final documentation reflecting the transfer of the Additional Optioned Shares, in a form reasonably acceptable to the Securityholders;

(g)	“Additional Optioned Shares” means the outstanding Shares owned by the Securityholders following the exercise of the Option;

(h)	“Affiliate Activities” has the meaning set forth in Section 6.4;

(i)	“Agent’s Account” means the bank account of the Agent;

(j)	“Agent” means Robert E.W. Hancock, his executor or permitted assign;

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(k)	“Agreement” means this Option Agreement, as amended from time to time;

(l)	“Amalgamation Agreement” the Amalgamation Agreement to be entered into following the Effective Date among TCC Spinco, Newco and the Optionee, as may be amended from time to time;

(m)	“Applicable Laws” means all applicable provisions of (i) statutes, laws (including the common law), rules, regulations, decrees, ordinances, codes, proclamations, declarations or orders of any Governmental Authority; (ii) any consents or approvals of any Governmental Authority; and (iii) any orders, decisions, advisory or interpretative opinions, injunctions, judgments, awards, decrees of, or agreements with, any Governmental Authority;

(n)	“Authorization” means with respect to any Person, any order, permit, approval, consent, waiver, license, registration or similar authorization of any Governmental Entity having jurisdiction over the Person;

(o)	“Automatic Conversion Calculation” means the number of Shares to be determined by the Optionor on the Expiry Date, Breach Date or Default Date, as applicable, by dividing (A) by (B), and then rounding the quotient of such equation down to the nearest whole number, where (A) is the product obtained by multiplying: (a) the aggregate number of Shares that are issued and outstanding, as of the Expiry Date, Breach Date or Default Date, as applicable, on a fully diluted basis assuming conversion of all outstanding convertible securities of the Optionor other than the Notes, with (b) the product obtained by 10.02 multiplied by the number of Notes outstanding as of the Expiry Date, Breach Date, or Default Date, as applicable, and where (B) is the product obtained by subtracting: (c) the product obtained by 10.02 multiplied by the number of Notes outstanding as of the Expiry Date, Breach Date, or Default Date, as applicable, from (d) 100;

(p)	“BCBCA” means the Business Corporations Act (British Columbia), S.B.C. 2002, c.57 and the regulations promulgated thereunder, all as amended from time to time;

(q)	“Board Reconstitution” has the meaning set forth in Section 2.5;.

(r)	“Board” means the board of directors of the Optionor;

(s)	“Breach Date” means the date on which this Agreement is breached due to the Optionee’s failure to pay the applicable Note Subscription Price on a Note Subscription Date;

(t)	“Business Day” means any day other than a Saturday, Sunday or a statutory holiday in the Province of British Columbia on which commercial banks are open for business in the City of Vancouver;

(u)	“Closing Date” means each of the date of this Agreement, the Exercise Date, the Additional Option Exercise Date, and each Note Subscription Date, as applicable;

(v)	“Confidential Information Agreement” means an agreement with the Optionor regarding confidentiality and proprietary information substantially in the form or forms delivered to the Optionee;

(w)	“Contract” means any agreement, understanding, undertaking, commitment, license or lease, whether written or oral;

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(x)	“Default Date” means the date upon which the Optionor converts any principal amount outstanding under the Notes into Shares pursuant to Section 9.2 of the Notes;

(y)	“Effective Date” has the meaning set out in the preamble to this Agreement;

(z)	“Encumbrance” means any security interest, mortgage, charge, pledge, hypothec, lien, encumbrance, restriction, option, adverse claim, right of others or other encumbrance of any kind;

(aa)	“Exchange” means the Canadian Securities Exchange, or such other recognized Canadian stock exchange on which TCC Spinco may apply to list its common shares;

(bb)	“Exercise and Conversion Notice” means a written notice in the form set out at Schedule “B” to be delivered by the Optionee to the Optionor to provide notice of the intention of the Optionee to exercise the Option and to convert any outstanding Notes and apply the principal amount of such converted Notes towards payment of the Exercise Price;

(cc)	“Exercise Date” means the date that both the Exercise and Conversion Notice and the payment of the Exercise Price are delivered by the Optionee to the Optionor;

(dd)	“Exercise Price” means $2,500,000, or such other amount as may be agreed to by the Optionor and the Optionee in writing;

(ee)	“Expiry Date” means 5:00 p.m. (PST) on September _____, 2022;

(ff)	“Financial Statements” means, collectively, the audited financial statements of the Optionor for the fiscal years ended December 31, 2020 and December 31, 2019 and the auditor reviewed financial statements for the three months ended March 31, 2021;

(gg)	“Founding Shareholder” means the Hancock Family (2008) Trust;

(hh)	“Governmental Authority” means any federal, provincial, territorial, municipal, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction;

(ii)	“Governmental Entity” means (i) any international, multinational, national, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau, ministry, agency or instrumentality, domestic or foreign, (ii) any subdivision or authority of any of the above, (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing or (iv) any stock exchange;

(jj)	“IFRS” means International Financial Reporting Standards as adopted by the Canadian Public Accountability Board, as amended from time to time;

(kk)	“Intellectual Property” means domestic and foreign: (i) patents, applications for patents and reissues, divisions, continuations, renewals, extensions and continuations-in-part of patents or patent applications; (ii) Trade Secrets; (iii) all works of authorship, copyrights, whether unregistered or registered, copyright registrations and applications for copyright registration thereof including moral rights therein and all neighbouring or related rights of any kind whatsoever; (iv) all industrial designs and design patents, design registrations, design registration applications and integrated circuit topographies; (v) domain names and domain name registrations, websites, web content, links, keywords, and world wide web addresses, as applicable; (vi) trade names, business names, corporate names, all trademarks and service marks, whether registered or not, trademark registrations, trademark applications, trade dress and logos, and the goodwill associated with any of the foregoing, regardless of the jurisdiction in which they are registered, applied for or used; and (vii) any other intellectual property and industrial property;

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(ll)	“IP Licenses” agreements in the form of licenses, sublicenses and other agreements granting exclusive or non-exclusive rights or interests in Intellectual Property;

(mm)	“Joinder Agreement” means a joinder agreement as may be amended from time to time between the Agent and a successor pursuant to section 7.13 of this Agreement;

(nn)	“Major Decisions” has the meaning described in Section 16.1 of the Shareholders’ Agreement;

(oo)	“Majority Holders” means the Securityholder or Securityholders who own, in the aggregate, 50.1% or more of the Additional Optioned Shares;

(pp)	“Material Adverse Change” or “Material Adverse Effect” means with respect to a Person, any matter or action that has an effect or change that is, or would reasonably be expected to be, material and adverse to the business, results of operations, assets, capitalization, financial condition, rights, liabilities or prospects, contractual or otherwise, of such Person and its subsidiaries, if applicable, taken as a whole, other than any matter, action, effect or change relating to or resulting from: (i) a matter that has been publicly disclosed prior to the date of this Agreement or otherwise disclosed in writing by a Party to the other Party prior to the date of this Agreement; (ii) any action or inaction taken by such Person to which the other Person had consented in writing; (iii) the announcement of the transactions contemplated by the Amalgamation or this Agreement; or (iv) general economic, financial, currency exchange, securities, banking or commodity market conditions in the United States, Canada or worldwide;

(qq)	“Newco” means 1295277 B.C. Ltd, a wholly owned subsidiary of TCC Spinco;

(rr)	“New Securityholder” means a Person, other than an Person who is a Securityholder on the Effective Date, who acquires Shares or other securities of the Optionor which are convertible into Shares (including without limitation stock options) after the Effective Date;

(ss)	“New Securityholder Joinder Agreement” means a joinder agreement in the form set out in Schedule “G”;

(tt)	“Note Subscription Price” has the meaning set forth in Section 3.1;

(uu)	“Note Subscription Date” has the meaning set forth in Section 3.1;

(vv)	“Notes” has the meaning set forth in Section 3.1;

(ww)	“Option” means the irrevocable right and option to purchase and be allotted and issued from treasury, as fully paid and non-assessable Shares, such number of Shares as represents a 50.1% equity interest in the Optionor on a fully-diluted basis on the Exercise Date on the terms and conditions of this Agreement;

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(xx)	“Optionee” has the meaning set forth in the preamble and includes its successor and assigns, including any continuing or surviving entity as a result of the transactions contemplated pursuant to the Amalgamation Agreement;

(yy)	“Optioned Shares” means the number of Shares to be determined by the Optionor on the Exercise Date by multiplying: (a) the aggregate number of Shares that are issued and outstanding on a fully- diluted basis assuming the conversion of all outstanding convertible securities of the Optionor, other than the Notes, by (b) 50.1%, and then dividing the product of that calculation by 49.9%, and then rounding the quotient of such equation down to the nearest whole number;

(zz)	“Optionee Shares” means the common shares or other equity consideration of the Optionee (or its assigns including without limitation TCC Spinco on completion of the transactions contemplated by the Amalgamation Agreement);

(aaa)	“Optionor” has the meaning set forth in the preamble;

(bbb)	“Optionor Disclosure Letter” means the disclosure letter dated the date of this Agreement and delivered by the Optionor to the Optionee with this Agreement;

(ccc)	“Optionor IP” means all Intellectual Property owned exclusively by Optionor that is used in or necessary for the Optionor’s business as currently conducted or proposed to be conducted as more particularly described in the Optionor Disclosure Letter, including the Optionor Registered IP and excluding the Optionor Licensed IP;

(ddd)	“Optionor Licensed IP” means all Intellectual Property owned by other Persons for which the Optionor has been granted IP Licenses as more particularly described in the Optionor Disclosure Letter;

(eee)	“Optionor Material Contracts” has the meaning set forth in Schedule “D”;

(fff)	“Optionor Permits” means all permits, licenses and any similar authority necessary for the conduct of the Optionor’s business;

(ggg)	“Optionor Registered IP” means Optionor IP that is subject to an active registration, application for registration, or other recordal with an intellectual property office or other office of public record that is owned exclusively by the Optionor as more particularly described in the Optionor Disclosure Letter;

(hhh)	“Ordinary Course of Business” means, in relation to an action taken by a person, an action which: (i) is consistent in nature, scope and magnitude with the past practices of such person and is taken in the ordinary course of the normal, day-to-day operations of such person, (ii) does not require authorization by the board of directors or shareholders of such person (or by any person or group of persons exercising similar authority) and does not require any other separate or special authorization of any nature, and (iii) is similar in nature, scope and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal, day-today operations of other persons that are in the same line of business as such person;

(iii)	“Party” or “Parties” means the Optionor, the Optionee and each Securityholder;

(jjj)	“Person” means any individual, corporation, limited liability company, unlimited liability company, body corporate, general partnership, limited partnership, limited liability partnership, firm, joint venture, syndicate, association, capital venture fund, private equity fund, trust, trustee, executor, administrator, legal personal representative, estate, government, Governmental Agency or board or commission or authority or any other form of entity or organization, whether or not having legal status;

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(kkk)	“Personal Information” means any personally identifiable information from any individuals, including, without limitation, any customers, prospective customers, employees and/or other third parties;

(lll)	“Pro Rata Basis” means an amount equal to the amount to be paid multiplied by the percentage that is calculated as follows: the number of Shares held by the applicable Securityholder on the date of the payment divided by the sum of all Shares held by Securityholders on the date of such payment;

(mmm)	“Regulation S” means the United States Securities Exchange Commission rule providing safe harbor provisions for offers and sales of securities made outside the United States;

(nnn)	“Securityholder” or “Securityholders” means, collectively, the securityholders of the Optionor listed in Schedule “A” hereto, and any New Securityholder, provided however that the term shall not include UBC to the extent that “Securityholder” or “Securityholders” is used in the context of providing a covenant, representation, warranty or agreement and shall only include UBC where “Securityholder” or “Securityholders” is used to generally convey holders of Shares;

(ooo)	“Share” means a fully-paid and non-assessable common share in the authorized capital of the Optionor;

(ppp)	“Shareholders’ Agreement Termination” has the meaning set forth in the preamble;

(qqq)	“Shareholders’ Agreement” means the shareholders’ agreement between the shareholders of the Optionor dated April 24, 2017;

(rrr)	“Special Majority Approval” means the holders of no less than 2/3 of the outstanding Shares;

(sss)	“Tax Act” means the Income Tax Act (Canada), and the regulations promulgated thereunder, as amended from time to time;

(ttt)	“Tax” or “Taxes” means (i) any and all taxes, duties, fees, excises, premiums, assessments, imposts, levies and other charges or assessments of any kind whatsoever imposed by any Governmental Entity, whether computed on a separate, consolidated, unitary, combined or other basis, including those levied on, or measured by, or described with respect to, income, gross receipts, profits, gains, windfalls, capital, capital stock, production, recapture, transfer, land transfer, license, gift, occupation, wealth, environment, net worth, indebtedness, surplus, sales, goods and services, harmonized sales, use, value-added, excise, special assessment, stamp, withholding, business, franchising, real or personal property, health, employee health, payroll, workers’ compensation, employment or unemployment, severance, social services, social security, education, utility, surtaxes, customs, import or export, and including all license and registration fees and all employment insurance, health insurance and government pension plan premiums or contributions; (ii) all interest, penalties, fines, additions to tax or other additional amounts imposed by any Governmental Entity on or in respect of amounts of the type described in clause (i) above or this clause (ii); (iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (iv) any liability for the payment of any amounts of the type described in clauses (i) or (ii) as a result of any express or implied obligation to indemnify any other Person or as a result of being a transferee or successor in interest to any party;

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(uuu)	“TCC Spinco” means Trenchant Life Sciences Investment Corp. and its successors and assigns;

(vvv)	“Trade Secrets” means proprietary and nonpublic business information, including inventions (whether patentable or not), invention disclosures, improvements, discoveries, trade secrets, confidential information, know-how, methods, processes, designs, technology, technical data, schematics, formulae and customer lists, and documentation relating to any of the foregoing

(www)	“Transactions” has the meaning ascribed to the term in the preamble to this Agreement;

(xxx)	“UBC” means the University of British Columbia;

(yyy)	“UBC Option” has the meaning set forth in the preamble;

(zzz)	“Updated Securityholders List” means the list of the Securityholders and, if applicable, the New Securityholders; and

(aaaa)	“U.S. Persons” means any individual, corporation, limited liability company, unlimited liability company, body corporate, general partnership, limited partnership, limited liability partnership, firm, joint venture, syndicate, association, capital venture fund, private equity fund, trust, trustee, executor, administrator, legal personal representative, estate, government, Governmental Agency or board or commission or authority or any other form of entity or organization in the United States of America, whether or not having legal status.

Section 1.2 Interpretation

In this Agreement unless specifically stated otherwise:

(a)	the words “including”, “includes” and “include” mean “including (or includes or include) without limitation”;

(b)	the expressions “Article”, “Section” and other subdivision followed by a number mean and refer to the specified Article, Section or other subdivision of the Agreement;

(c)	expressions such as “hereof”, “hereunder” and “hereby” shall be construed as referring to the entire Agreement and not only to the particular Article, section, subsection or clause in which they appear;

(d)	all references to monetary amounts in this Agreement are to the currency of Canada;

(e)	in the computation of periods of time from a specified date to a later specified date, unless otherwise expressly stated, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”;

(f)	a period of days will be deemed to begin on the first day after the event, which began the period, and to end at 5:00 p.m. (Vancouver time) on the last day of the period; however, if however, the last day of the period does not fall on a Business Day, the period will terminate at 5:00 p.m. (Vancouver time) on the next Business Day;

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(g)	any reference herein to “the best of the knowledge” or “to the knowledge” of a Party or words to like effect will be deemed to mean the current, actual knowledge of such Party and, for certainty, in the case of (i) a Person who is a corporation will mean the current, actual knowledge of all the directors and officers of such Person and (ii) a Person who is a trust will mean the current, actual knowledge of all its trustees;

(h)	all references to any party, whether a party to this Agreement or not, will be read with such changes in number and gender as the context or reference requires;

(i)	when the context hereof makes it possible, the word “person” appearing in this Agreement includes in its meaning any firm and any body corporate or politic; and

(j)	the Schedules attached hereto are hereby incorporated into this Agreement and form a part hereof, and all terms defined in the body of this Agreement will have the same meaning in the Schedules attached hereto unless specifically provided otherwise.

Section 1.3 Time of the Essence

Time is of the essence of this Agreement.

ARTICLE 2

OPTION

Section 2.1 Grant of Option

Subject to Section 2.3, the Optionor hereby grants to the Optionee the irrevocable Option to acquire the Optioned Shares on or prior to the Expiry Date in consideration for the payment of the Exercise Price.

Section 2.2 Exercise of Option and Delivery of Share Certificates

Subject to the Acceleration Provision, the Optionee may exercise the Option on or before the Expiry Date by the delivery of the Exercise and Conversion Notice and the payment of the Exercise Price to the Optionor. Notwithstanding the foregoing, if all the conditions to the completion of the Amalgamation Agreement have been satisfied by TCC Spinco and the Optionee prior to the Expiry Date, then the Optionee must forthwith, and in any event prior to the completion of the amalgamation of the Optionee and Newco contemplated by the Amalgamation Agreement, exercise the Option and pay the Exercise Price to the Optionor (the “Acceleration Provision”). In each case, the Exercise Price shall be satisfied by the conversion of any Notes which have been previously advanced by the Optionee to the Optionor, in the first instance, and, in the event there is a remaining amount to be paid, by payment in cash of immediately available funds. The Optionor shall allot and issue the Optioned Shares, free and clear of any liens and encumbrances, to the Optionee in accordance with the registration and delivery instructions provided by the Optionee in the Exercise and Conversion Notice, effective of as the Exercise Date. The Optionor shall deliver the share certificates representing the Optioned Shares to the Optionee within five Business Days of the Exercise Date.

Section 2.3 Adjustments

In the event of any change in the share capitalization of Optionor, including, without limitation, by reason of: (a) any issuance by Optionor of securities, including Shares; (b) a stock dividend or split; (c) a recapitalization, consolidation, combination or exchange of securities of the Optionor; or (d) pursuant to any merger, amalgamation or similar corporate transaction, the Parties agree to work together in good faith to make such amendments, substitutions or adjustments to the terms of the Option granted hereunder, including, as applicable, by way of adjustment to the number of Optioned Shares and the deemed price of each Optioned Share such that the Optioned Shares acquired will constitute no less than 50.1% of the issued and outstanding Shares on the Exercise Date on a fully-diluted basis, assuming the conversion of all outstanding convertible securities of the Optionor, and with a view to maintaining in substance the terms of the Option and the Optionee’s rights granted hereunder.

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Section 2.4 Forfeiture of Option

Unless otherwise agreed to in writing by the Optionor and the Optionee or unless previously exercised, the Option shall be deemed to be forfeited, and no longer capable of being exercised by the Optionee, on the Expiry Date and such Notes outstanding as of the Expiry Date shall be converted into Shares in accordance Section 3.5.

Section 2.5 Board of Directors and Management

Effective on the Exercise Date and immediately following exercise of the Option and the Shareholders’ Agreement Termination, the Securityholders and the Board, respectively, shall: (a) increase the size of the Board from two directors to three directors, comprised of two representatives of the Optionee and one representative of the Securityholders, who will be Dr. Robert Hancock; and (b) appoint Dr. Robert Hancock as the Chief Executive Officer and a Chief Financial Officer of the Optionee’s choosing (collectively, the “Board Reconstitution”).

The Optionor shall, prior to the exercise of the Option, procure the following: (i) duly executed resignation and mutual releases in the form and substance satisfactory to the Optionor and the Optionee, acting reasonably, from each director and officer of the Optionor who will no longer be serving in such capacity or capacities following exercise of the Option; and (ii) consents to act as a director from each new director and officer to be appointed following exercise of the Option, such that, effective on the Exercise Date, the directors and officers of the Optionor will be as set forth above. The Securityholders shall execute and deliver all such documents, including a unanimous resolution, and do all such acts and things as may be necessary to authorize and approve the Board Reconstitution.

Section 2.6 Financial Statements

The Optionor covenants and agrees with the Optionee that it will deliver the Financial Statements to the Optionee as soon as practicable but in any event no later than the Exercise Date.

Article 3

CONVERTIBLE NOTES

Section 3.1 Issuance of Notes

The Optionee agrees to subscribe for, and the Optionor agrees to issue, unsecured convertible notes of the Optionor in the aggregate principal amount of up to $2,500,000 (collectively, the “Notes”) in substantially the form attached hereto as Schedule “C”, in five equal tranches of $500,000 (the “Note Subscription Price”) on each of the dates set forth below (each, a “Note Subscription Date”): (a) $500,000 on the Effective Date; (b) $500,000 on the four month anniversary of the Effective Date; (c) $500,000 on the eight month anniversary of the Effective Date; (d) $500,000 on the twelve month anniversary of the Effective Date; and (e) $500,000 on the last Business Day prior to the sixteen month anniversary of the Effective Date. On or prior to each Note Subscription Date, the Optionee shall advance the applicable Note Subscription Price to the Optionor and, subject to receipt of the Note Subscription Price, the Optionor shall issue a Note in favor of the Optionee for each such subscription, effective as of the Note Subscription Date. Notwithstanding the foregoing, the Optionee is not obligated to subscribe for any Notes where a Note Subscription Date occurs after the Exercise Date.

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Section 3.2 Conversion of Notes on Exercise

The Notes shall convert into Shares in connection with the exercise of the Option on the Exercise Date. Any Notes which are outstanding on the Exercise Date shall be terminated and the then total aggregate principal amount in funds advanced by the Optionee to the Optionor pursuant to such Notes shall be automatically applied towards satisfaction of the Optionee’s payment of the Exercise Price to the extent of the value of the funds advanced, and the difference between such amount and the Exercise Price shall be payable by or on behalf of the Optionee to the Optionor in cash in order to exercise the Option.

Section 3.3 No Interest

Interest will not be calculated or payable on the Notes.

Section 3.4 Failure to Subscribe for Notes

If the Optionee does not pay the applicable Note Subscription Price to the Optionor on any of the Note Subscription Dates in accordance with Section 3.1, then the Option will be deemed to have terminated effective as of the Breach Date, and all Notes outstanding on the Breach Date will, as of the Breach Date, convert automatically into Shares in accordance with Section 3.5.

Section 3.5 Automatic Conversion

Any Notes outstanding as of the Expiry Date (provided that, for greater certainty, the Option has not been exercised prior to the Expiry Date), Breach Date or Default Date, as applicable, shall convert automatically into Shares in accordance with the Automatic Conversion Calculation, and any Notes which are outstanding as of the Expiry Date, Breach Date or Default Date, as applicable, shall be terminated and the then total aggregate principal amount of funds advanced by the Optionee to the Optionor pursuant to such Notes shall be automatically applied towards payment for such Shares issued. On the Default Date, the Option will be deemed to have terminated effective as of the Default Date.

ARTICLE 4

ADDITIONAL OPTION

Section 4.1 Option to Purchase Additional Optioned Shares

(a)	Subject to and conditional upon the exercise of the Option by the Optionee pursuant to the terms of this Agreement, the Securityholders hereby grant to the Optionee the Additional Option, to acquire, free and clear of all liens and encumbrances, all, but not less than all, of the Additional Optioned Shares from the Securityholders in consideration for the payment by the Optionee to the Securityholders, on a Pro Rata Basis, of the Additional Option Exercise Price.

(b)	The Additional Option will expire on the Additional Option Expiry Date.

(c)	The Optionee may exercise the Additional Option by providing notice in writing to the Agent and the Securityholders of its intention to exercise the Additional Option. The Parties will thereafter use reasonable commercial efforts to effect the sale of the Additional Optioned Shares by the Securityholders to the Optionee for and in consideration of the Additional Option Exercise Price.

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(d)	Unless otherwise agreed to between the Parties:

(i)	if the Optionee Shares are listed on a recognized stock exchange, the Additional Option Exercise Price shall be payable by the Optionee to the Securityholders, on a Pro Rata Basis: (A) in cash, as to an aggregate minimum of $5,000,000; and (B) in Optionee Shares, as to the balance of the Additional Option Exercise Price remaining after deduction of the cash portion advanced pursuant to part (A) of this paragraph, such Optionee Shares to be issued based on the 20-day volume-weighted average trading price of such Optionee Shares ending on the trading day preceding the date on which the Optionee provides notice in writing to Optionor of its intention to exercise the Additional Option;

(ii)	if the Optionee Shares are not listed on a recognized stock exchange, the Additional Option Exercise Price shall be payable by Optionee to the Securityholders, on a Pro Rata Basis, in cash (as to the full $20,000,000);

(iii)	the Securityholders will not be required to give any representations, warranties or covenants in connection with the exercise of the Additional Option beyond what is set out in this Agreement; and

(iv)	all funds to be paid to the Securityholders will be paid as directed by the Securityholders within the Additional Option Period, or, if the Securityholders do not provide such direction to the Optionee by 5:00 p.m. on the Business Day immediately prior to the last day of the Additional Option Period, then to the Agent to hold on behalf of the Securityholders in accordance with this Agreement.

(e)	On the Effective Date, each of the Securityholders will deliver to counsel for the Optionor the certificates representing the Additional Optioned Shares and a signed and undated stock power of attorney that is irrevocable to the extent permitted by Applicable Laws authorizing transfer of the Additional Optioned Shares to the Optionee, which executed and undated stock power of attorney may only be dated by or at the direction of the Optionor (i) upon exercise of the Additional Option with consent of that Securityholder; or (ii) failing consent by 5:00 p.m. on the Business Day immediately prior to the last day of the Additional Option Period, upon instruction from the Agent in accordance with this Agreement.

Section 4.2 Issue of Additional Shares Prior to The Additional Option

(a)	Subject to the receipt of a New Securityholder Joinder Agreement, the Optionor may issue additional Shares in its sole discretion or other convertible securities to the New Securityholders prior to the exercise of the Additional Option, provided however that the Optionor shall not issue any additional Shares or other convertible securities to the Founding Shareholder or its affiliates from the Effective Date until the exercise of the Additional Option without the prior written consent of UBC, such consent not to be unreasonably withheld or delayed.

(b)	If the Optionor issues additional Shares or other convertible securities to the New Securityholders prior to the exercise of the Additional Option, such New Securityholder will be considered a Securityholder and the Optionor will deliver to the Optionee the Updated Securityholders List on each of the Closing Dates.

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ARTICLE 5

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 5.1 Representations, Warranties and Covenants of the Optionor

The Optionor represents, warrants and covenants to and in favour of the Optionee the representations and warranties set out at Schedule “D”, and acknowledges that the Optionee is relying upon such representations, warranties and covenants in proceeding with the transactions contemplated by this Agreement.

Section 5.2 Representations, Warranties and Covenants of the Securityholders

Each of the Securityholders hereby severally, and not jointly or jointly and severally, acknowledges, represents, warrants and covenants to and in favour of the Optionee and Optionor the representations and warranties set out at Schedule “E”, and acknowledges that the Optionee and Optionor are relying upon such representations, warranties and covenants in proceeding with the transactions contemplated by this Agreement.

Section 5.3 Representations and Warranties of the Optionee

The Optionee represents, warrants and covenants to and in favour of the Optionor and the Securityholders the representations and warranties as set out at Schedule “F”, and acknowledges that the Optionor and Securityholders are relying upon such representations, warranties and covenants in proceeding with the transactions contemplated by this Agreement.

Section 5.4 Compliance with Securities Laws

Notwithstanding any provision to the contrary contained herein, no Shares will be allotted, issued or transferred pursuant to this Agreement if the issuance or transfer of such Shares would constitute a violation of the securities laws of any applicable jurisdiction, and the certificates evidencing the Shares thereby issued may bear such legend as may, in the opinion of legal counsel to the Optionor, be necessary in order to avoid a violation of any securities laws of any applicable jurisdiction.

Section 5.5 Survival of Representations and Warranties

The obligations of the Parties to complete the transactions contemplated by this Agreement are subject to the foregoing representations and warranties being true and correct as at each Closing Date, unless a particular date is stated in such representation, warranty or covenant. Representations and warranties given by the Optionor pursuant to Schedule “D” and the Optionee pursuant to Schedule “F” will continue in full force and effect for the benefit of the Parties to whom such representations and warranties are made for a period of two years from the last of the aforementioned Closing Dates. The Optionor will indemnify the Optionee from and against any and all claims, damages, losses and costs arising from their representations and warranties in this Agreement being incorrect or breached. Each Securityholder will, for and on their own behalf, indemnify the Optionor and the Optionee from and against any and all claims, damages, losses and costs arising from their individual representations and warranties in this Agreement being incorrect or breached, on a several, and not joint or joint and several basis up to an aggregate amount equal to the aggregate fair market value of the Shares owned by that Securityholder. The Optionee will indemnify the Optionor and each of the Securityholders from and against any and all claims, damages, losses and costs arising from their representations and warranties in this Agreement being incorrect or breached.

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ARTICLE 6

APPOINTMENT OF AGENT FOR SECURITYHOLDERS

Section 6.1 Appointment and Acceptance of Appointment

Each Securityholder hereby appoints and designates the Agent as agent hereunder and appoints and designates the Agent as agent to carry out the responsibilities and exercise the powers and rights set out in this Agreement, including without limitation relating to the exercise of the Additional Option and transfer of the Additional Optioned Shares. The Agent hereby accepts such appointment on the terms and conditions set forth herein.

Section 6.2 Authorizations

The Securityholders hereby authorize the Agent as follows:

(a)	the Agent shall carry out the responsibilities and exercise the powers and rights vested in the Agent in this Agreement;

(b)	if a Securityholder has not executed and delivered, or consented to the execution, dating and/or delivery of, such documents, instruments and agreements as required or reasonably necessary to complete the transfer of the Additional Optioned Shares within the Additional Option Period, then the Agent may execute such documents, instruments and agreements as required or reasonably necessary to complete the transfer of the Additional Optioned Shares;

(c)	if a Securityholder has not provided the Optionee with a direction as to where to pay the Additional Option Exercise Price by 5:00 p.m. on the Business Day immediately prior to the last day of the Additional Option Period, then the Agent will accept that Securityholder’s portion of the Additional Option Exercise Price on behalf of that Securityholder, and in the case of any Optionee Shares, such Optionee Shares shall be registered in the name of the applicable Securityholder and delivered to the Agent; and

(d)	to exercise such other rights and powers as are reasonably incidental to the foregoing rights and powers, or as are customarily and typically exercised by agents performing duties similar to the duties of the Agent hereunder.

The duties of the Agent shall be deemed administrative in nature, and the Agent shall not have, by reason of this Agreement, a fiduciary relationship with any Securityholder. The Agent shall exercise that degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

Section 6.3 Agent’s Individual Capacity

The Agent shall have the same rights and powers in its capacity as a Securityholder as any other Securityholder and may exercise the same as though it were not an Agent and the term “Securityholder” or “Securityholders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Agent in its individual capacity and not in its capacity as Agent. The Agent may generally engage in any kind of business with the Optionor, the Optionee, the Securityholders, or any of their respective affiliates as if the Agent were not an Agent hereunder and without any duty to account therefor to the Securityholders.

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Section 6.4 Agent’s Related Party Transactions

Each Securityholder acknowledges and agrees that:

(a)	the Agent and its present or former representatives and affiliates and the immediate family members of any of the foregoing Persons is or may become in the future a party to or a beneficiary of a contract with the Optionor or the Optionee or has or may have in the future an interest in any property used or held for use by the Optionor or the Optionee or take actions that may conflict with the interests of the Securityholders (collectively, the “Affiliate Activities”);

(b)	the Agent is not under any duty to disclose to any Securityholder or use on behalf of the Securityholders any information whatsoever about or derived from the Affiliate Activities or to account for any revenue or profits obtained in connection with the Affiliate Activities as a result of acting as the Agent or in any other capacity hereunder; and

(c)	the Agent is not required to restrict any of its activities as a result of acting as the Agent hereunder and that it may undertake any activities outside of its role as Agent hereunder without further consultation with or notification to any Securityholder.

Section 6.5 Limitations On Duties And Actions Of Agent

The Agent shall have full authority to act on behalf of the Securityholders in all matters set out in Article 4, in accordance with the terms of the Agent’s engagement as provided in Section 6.2, including, but not limited to, the execution and delivery of any documents or instruments as may be necessary to effect the transactions contemplated by this Agreement, but shall not have any duties or responsibilities except those expressly set forth in this Agreement. The Agent shall not be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in each case in accordance with the terms and conditions of this Agreement, excepting only its own gross negligence or intentional misconduct.

Section 6.6 Agent’s Use Of Professionals

The Agent may, at the expense of the Securityholders on a Pro Rata Basis (severally, and not jointly or jointly and severally), employ one or more professionals to advise or assist it from time to time. The Agent shall be entitled to rely on the advice and statements of professionals reasonably selected. The Agent may pay reasonable remuneration for all services performed for it in the discharge of its duties hereof without deduction from any other amount the Agent may be entitled to pursuant to this Agreement, whether in his capacity as Agent or otherwise, for costs or fees of any professionals.

Section 6.7 Instructions From Holders; Permitted Inaction

Unless otherwise excused as provided herein, the Agent shall act on all written instructions received from the Majority Holders, who shall all act reasonably in all respects and without undue delay, with respect to any action to be taken or not to be taken in connection with this Agreement including, without limitation, actions to be taken in connection with the Additional Option. If the Agent shall request instructions from the Majority Holders with respect to taking any particular action in connection with this Agreement, the Agent shall be entitled to refrain from taking such particular action unless and until it shall have received written instructions from the Majority Holders (in which event it shall be required to act in accordance with such written instructions unless otherwise excused as provided herein); and the Agent shall not incur any liability to any Person for so refraining. Without limiting the foregoing, the Securityholders shall not have any right of action whatsoever against the Agent as a result of the Agent taking or not taking any action hereunder pursuant to or in accordance with the written instructions of the Majority Holders, except for the Agent’s own gross negligence or intentional misconduct in connection with any action taken or not taken by it. In addition, without limiting the generality of the above provisions of this Section 6.7, the Agent shall not be required to act on any instructions purportedly given by the Majority Holders to instruct the Agent if it has any reason to question whether the Majority Holders have given such instructions, or if it believes that there is any question of interpretation as to the meaning of such instructions, until such time as it is satisfied that the Majority Holders have given such instructions or such question of interpretation has been resolved to its satisfaction. Notwithstanding anything to the contrary contained in this Agreement, the Agent shall not be required to take any action that is, in its reasonable opinion (which may be, but is not required to be, based on the advice of legal counsel), contrary to Applicable Law or any action that would, in its reasonable opinion, subject it or any of its officers, employees, representatives, or directors to personal liability or that would require it to expend or risk its own funds.

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Section 6.8 Instructions By Majority Holders

An approval, instruction or other expression of the Majority Holders may be obtained by instrument in writing without any meeting of the Securityholders. An approval, instruction or other expression by the Majority Holders shall be binding upon all Securityholders as against the Agent, and the Agent shall be bound to give effect thereto accordingly (unless explicitly excused pursuant to the provisions hereof). Nothing in this Article 6 shall require any meeting of the Securityholders to be held for any purpose, nor shall any Securityholders be required to attend any such meeting. The Securityholders have appointed the Agent to act on their behalf in accordance with this Agreement and the Securityholders agree that if the Optionor or the Optionee receives oral or written instructions from any Securityholder (including the Majority Holders) with respect to taking any particular action in connection with this Agreement, the Optionor and the Optionee, as applicable, shall, and the Optionor and the Optionee hereby agree to, refrain from taking such particular action unless and until they have received written instructions from the Agent (in which case they shall be required to act in accordance with such written instructions unless otherwise excused as provided herein) and the Optionor and the Optionee, as applicable, shall not incur any liability to any Person for so refraining.

Section 6.9 Dispute Among Majority Holders

(a)	In the event of any dispute, claim, question or difference arising out of or relating to this Agreement or any breach hereof amongst the Majority Holders and/or the Agent with respect to any approval, instruction or other expression to be given to the Agent, the parties hereto shall use their commercially reasonable efforts to settle such dispute. To this effect, they shall consult and negotiate with each other, in good faith and understanding of their mutual interests, to reach a just and equitable solution satisfactory to all parties.

(b)	If the parties hereto are unable to settle such dispute within fifteen (15) calendar days after the date on which such dispute first arose or became known to the Majority Holders and the Agent, then each of them agrees that such dispute shall be submitted to arbitration pursuant to Domestic Arbitration Rules of the Vancouver International Commercial Arbitration Centre, as amended from time to time, based upon the following, as permitted pursuant to such rules:

(i)	the tribunal shall consist of one (1) arbitrator (the “Arbitrator”) appointed by mutual agreement of the parties or, in the event of a failure to agree within ten (10) Business Days, any party to the Dispute may apply to a court of competent authority to appoint an Arbitrator. The Arbitrator shall be qualified by education and training to pass upon the particular matter to be decided;

(ii)	the Arbitrator shall be instructed that time is of the essence in proceeding with his or her or its determination of the Dispute and, in any event, the award of the

Arbitrator must be rendered within thirty (30) calendar days after the day in which the submission of such Dispute to arbitration was made;

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(iii)	the arbitration shall take place in or about Vancouver, British Columbia and shall take place in the English language;

(iv)	the arbitration award shall be given in writing and shall be final and binding on the parties, not subject to any appeal, and shall deal with the question of costs of arbitration and all matters related thereto; and

(v)	judgment upon the award rendered may be entered in any court having jurisdiction, or application may be made to such court for judicial recognition of the award or an order of enforcement thereof, as the case may be.

Section 6.10 Bank Account

Without restricting its other powers set out in this Agreement, the Agent may maintain the Agent’s Account and deposit into the Agent’s Account all payments that it may receive for the benefit of the Securityholders pursuant to this Agreement and pay out those amounts to the applicable Securityholders based on the allocations set out at Schedule “A” hereto or any Updated Securityholders List, within five Business Days of those amounts being credited to the Agent’s Account, subject to withholdings for such Securityholder’s portion on a Pro Rata Basis of any reasonable expenses properly incurred in accordance with Section 6.6.

Section 6.11 No Responsibility Of Agent For Certain Matters

The Agent:

(a) shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations, or warranties contained herein except for those expressly made by the Agent herein;

(b) makes no representation or warranty as to and is not responsible in any way for:

(i)	title of each Securityholder to any of their Additional Optioned Shares;

(ii)	the identity, authority or right of any Securityholder, the Optionor or the Optionee executing any document; and

(c) shall have no liability in respect of any matters described in Sections 6.11(a) or 6.11(b).

The Agent shall not be required to ascertain or inquire as to the performance by the Optionee or the Optionor of any of its covenants or obligations hereunder.

Section 6.12 Reliance On Experts And Writings

The Agent shall be entitled and fully authorized to rely and act, and shall be fully protected in relying and acting, upon any writing, instruction, resolution, notice, consent, certificate, affidavit, letter, facsimile or e- mail or other document believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons in accordance with this Agreement, and upon advice and statements of professionals (including, without limitation, counsel to the Securityholders), independent accountants and other experts reasonably selected by the Agent, the Optionor, the Optionee or the Securityholders. The Agent shall not have any duty to verify or confirm the content of any writing, instruction, resolution, notice,consent, certificate, affidavit, letter, facsimile, e-mail or other document as provided in this section, other than as otherwise provided in this Agreement.

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Section 6.13 Resignation And Removal Of Agent

(a)	The Agent may resign on 90 days’ prior written notice (or such shorter period as may be agreed to by the Majority Holders and the Agent) to the Securityholders’ and may be removed for or without cause at any time by the Majority Holders. In the event of any resignation or removal, the Majority Holders shall have the right to appoint a successor Agent, but, if the Majority Holders have not appointed a successor Agent within 60 days after the retiring Agent’s giving of notice of resignation or its removal, the retiring Agent shall, at the expense of the Securityholders (on a Pro Rata Basis), on behalf of the Securityholders either appoint a successor Agent or apply to the appropriate court to make such appointment. Upon the acceptance of any appointment as an Agent hereunder by a successor, to be evidenced by the successor Agent’s execution and delivery to the other parties hereto of a counterpart of this Agreement and a Joinder Agreement, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the retiring Agent, and the retiring Agent shall be discharged from any further duties and obligations as Agent, as appropriate, under this Agreement. The obligations of the Majority Holders pursuant to this Agreement shall survive any such removal or resignation in favor of the retiring Agent in respect of any matter arising during its tenure as Agent.

(b)	Upon the request of any successor Agent, and at the expense of the Optionor, the Securityholders, the Optionor, the Optionee and the predecessor Agent shall promptly execute and deliver such instruments, conveyances, and assurances reflecting terms consistent with the terms of this Agreement for the purpose of more fully and certainly vesting and confirming in such successor Agent all rights, powers, duties, and obligations of the predecessor Agent hereunder, and the predecessor Agent shall also promptly assign and deliver to the successor Agent monies for the benefit of the Securityholders that may then be in its possession.

Section 6.14 Indemnification of the Agent

(a)	Without limiting any other protection of the Agent hereunder or otherwise by law, the Optionor shall indemnify the Agent for any and all liabilities, obligations, losses, damages, penalties, actions, claims, demands, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (other than the Agent’s normal fees for its services hereunder) that may be suffered by, imposed on, incurred by or asserted against the Agent whether groundless or otherwise, howsoever arising from or out of any act, omission or error of the Agent in any way relating to or arising out of this Agreement or the enforcement of any of the terms of any thereof, including reasonable fees and expenses of its counsel; provided that the Optionor shall not be liable for any such payment to the Agent to the extent the obligation to make such payment arises solely from the Agent’s gross negligence or intentional misconduct. All statements from the Agent or any other Person for obligations owing by the Optionor pursuant to the preceding sentence shall be sent to the Securityholders in the first instance but may thereafter be sent to the Optionor if timely payment is not made. Any amount due under this Section 6.14 and unpaid 30 days after request for such payment will bear interest from the expiration of such 30 days at the interest rate equal to the then Bank of Canada’s prime rate. All amounts so payable and the interest thereon will be made payable out of any assets in the possession of the Agent in priority to amounts owing to any and all other parties.

(b)	The Securityholders agree that they indemnify the Agent (to the extent not paid or reimbursed by the Optionor pursuant to this Section 6.14 and without limiting the obligation of the Optionor to do so), ratably in accordance with their allocations as set forth in Schedule “A” hereto; provided that no Securityholder shall be liable to the Agent for all or any portion of such claims resulting from the Agent’s gross negligence or intentional misconduct.

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(c)	The obligations of the Optionor and the Securityholders under this Section 6.14 shall survive the payment in full any monies on exercise of the Additional Option, the resignation or removal of the Agent and the termination of this Agreement.

Section 6.15 Agent’s Funds Not At Risk

For purposes of clarity, no provision of this Agreement and no request of any Securityholder or other Person shall require the Agent to expend or risk any of its own funds, or to take any legal or other action under this Agreement which might in its reasonable judgment involve any expense or any financial or other liability unless the Agent shall be furnished with indemnification acceptable to it, acting reasonably, including the advance of funds sufficient in the judgment of the Agent to satisfy such liability, costs and expenses. For the avoidance of doubt, any and all reasonable costs and expenses incurred in connection with this Agreement shall be reimbursed by the Securityholders on a Pro Rata Basis, severally, but not jointly or jointly and severally.

Section 6.16 Determination Of Holders And Obligations

In determining the identity of Securityholders and amounts payable hereunder on exercise of the Additional Option and other matters in connection therewith, the Agent may rely on the records of the Optionor, absent manifest error, and shall not be liable in any manner whatsoever to any Securityholder for any action taken in reliance of such records.

Section 6.17 Optionor’s Acknowledgement of Agency

The Optionor hereby acknowledges and agrees to the terms and conditions of this Agreement including without limitation the appointment of the Agent.

ARTICLE 7
MISCELLANEOUS

Section 7.1 Amendments, etc.

No amendment, modification or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by each of the Parties hereto.

Section 7.2 Assignment; Third Party Beneficiaries

(a)	No Party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Optionor and the Optionee, provided however that the Optionee may assign certain of its rights and obligations to TCC Spinco without prior written consent of any of the Parties.

(b)	This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. Except as expressly provided herein, nothing in this Agreement is intended or shall be construed to confer upon any person, other than the Parties and their respective successors and permitted assigns, any rights, remedy or claim under or by reason of this Agreement or any provision herein contained.

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Section 7.3 Notices

Any notice, direction or other communication given regarding the matters contemplated by this Agreement must be in writing, sent by personal delivery or courier or by electronic mail, and addressed:

(i)	To the Optionor:

ABT Innovations Inc.
1750 – 1055 West Georgia Street
Vancouver, BC V6E 3P3

Attention: Robert Hancock

(ii)	To the Optionee:

ASEP Medical Inc.
200 – 931 Fort St
Victoria, BC V8V 3K3

Attention: Jen Gretchen

(iii)	To the Agent:

Robert E.W. Hancock
4470 Maple Crescent
Vancouver, BC V6J 4B3

(iv)	To the Securityholders in accordance with the instructions at Schedule “A” hereto.

Any notice, direction or other communication delivered to the Party to whom it is addressed will be deemed to have been given and received on the day it is so delivered at that Party’s address, provided that if that day is not a Business Day, then the notice, direction or other communication will be deemed to have been given and received on the next Business Day. Any notice transmitted by electronic mail will be deemed to have been given and received on the day on which it was transmitted (but if notice, direction or other communication is transmitted on a day that is not a Business Day or after 5:00 p.m. PST, the notice, direction or other communication will be deemed to have been received on the next Business Day). Any notice, direction or other communication given by registered mail will be deemed to have been received on the fourth (4th) Business Day after which it is so mailed, provided that if there is a strike or lockout of postal employees then in effect, every notice, direction or other communication must be effected by personal delivery, email or other equivalent electronic means.

Section 7.4 Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein (without reference to its conflict of laws principles). Each Party irrevocably attorns to the exclusive jurisdiction of the Courts of Vancouver in the Province of British Columbia in relation to any dispute arising out of this Agreement.

Section 7.5 Severability

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or enforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

Section 7.6 Counterparts; Electronic Signatures

This Agreement may be executed in as many counterparts as may be necessary, each of which so signed will be deemed to be an original (and each signed copy executed and delivered by electronic or facsimile transmission will be deemed to be an original), and such counterparts together will constitute one and the same instrument notwithstanding the date of execution will be deemed to bear the date set forth above.

[Signature page follows.]

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective officers or representatives thereunto duly authorized, as of the date first above written.

ASEP MEDICAL INC.

By:
Name:	Michael Graw
Title:	Director

ABT INNOVATIONS INC.

By:
Name:	Robert Hancock
Title:	Director

2809539 ONTARIO INC.

By:
Name:	Thomas English
Title:

HANCOCK FAMILY (2008) TRUST

By:
Name:	Robert Hancock
Title:	Trustee

By:
CESAR DE LA FUENTE NUNEZ

By:
EVAN HANEY

By:
HAVARD JENSSEN

ABT Option Agreement

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective officers or representatives thereunto duly authorized, as of the date first above written.

ASEP MEDICAL INC.

By:
Name:	Michael Graw
Title:	Director

ABT INNOVATIONS INC.

By:
Name:	Robert Hancock
Title:	Director

2809539 ONTARIO INC.

By:
Name:	Thomas English
Title:

HANCOCK FAMILY (2008) TRUST

By:
Name:	Robert Hancock
Title:	Trustee

By:
CESAR DE LA FUENTE NUNEZ

By:
EVAN HANEY

By:
HAVARD JENSSEN

ABT Option Agreement

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective officers or representatives thereunto duly authorized, as of the date first above written.

ASEP MEDICAL INC.

By:
Name:	Michael Graw
Title:	Director

ABT INNOVATIONS INC.

By:
Name:	Robert Hancock
Title:	Director

2809539 ONTARIO INC.

By:
Name:	Bianka Nicole Matchett
Title:	CEO

HANCOCK FAMILY (2008) TRUST

By:
Name:	Robert Hancock
Title:	Trustee

By:
CESAR DE LA FUENTE NUNEZ

By:
EVAN HANEY

By:
HAVARD JENSSEN

ABT Option Agreement

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective officers or representatives thereunto duly authorized, as of the date first above written.

ASEP MEDICAL INC.

By:
Name:	Michael Graw
Title:	Director

ABT INNOVATIONS INC.

By:
Name:	Robert Hancock
Title:	Director

2809539 ONTARIO INC.

By:
Name:
Title:

HANCOCK FAMILY (2008) TRUST

By:
Name:	Robert Hancock
Title:	Trustee

By:
CESAR DE LA FUENTE NUNEZ

By:
EVAN HANEY

By:
HAVARD JENSSEN

ABT Option Agreement

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective officers or representatives thereunto duly authorized, as of the date first above written.

ASEP MEDICAL INC.

By:
Name:	Michael Graw
Title:	Director

ABT INNOVATIONS INC.

By:
Name:	Robert Hancock
Title:	Director

2809539 ONTARIO INC.

By:
Name:	Thomas English
Title:

HANCOCK FAMILY (2008) TRUST

By:
Name:	Robert Hancock
Title:	Trustee

By:
CESAR DE LA FUENTE NUNEZ

By:
EVAN HANEY

By:
HAVARD JENSSEN

ABT Option Agreement

By:
JASON KINDRACHUK

By:
ASHLEY HILCHIE

By:
ARTEM CHERKASOV

By:
CHRISTOPER FJELL

By:
YOAN BRTIO-SANCHEZ

By:
KAI HILPERT

By:
JOERG OVERHAGE

By:
MICHAEL GRAW

By:
JASON KINDRACHUK

By:
ASHLEY HILCHIE

By:
ARTEM CHERKASOV

By:
CHRISTOPER FJELL

By:
YOAN BRTIO-SANCHEZ

By:
KAI HILPERT

By:
JOERG OVERHAGE

By:
MICHAEL GRAW

By:
JASON KINDRACHUK

By:
ASHLEY HILCHIE

By:
ARTEM CHERKASOV

By:
CHRISTOPER FJELL

By:
YOAN BRTIO-SANCHEZ

By:
KAI HILPERT

By:
JOERG OVERHAGE

By:
MICHAEL GRAW

By:
JASON KINDRACHUK

By:
ASHLEY HILCHIE

By:
ARTEM CHERKASOV

By:
CHRISTOPER FJELL

By:
YOAN BRTIO-SANCHEZ

By:
KAI HILPERT

By:
JOERG OVERHAGE

By:
MICHAEL GRAW

By:
JASON KINDRACHUK

By:
ASHLEY HILCHIE

By:
ARTEM CHERKASOV

By:
CHRISTOPER FJELL

By:
YOAN BRTIO-SANCHEZ

By:
KAI HILPERT

By:
JOERG OVERHAGE

By:
MICHAEL GRAW

By:
JASON KINDRACHUK

By:
ASHLEY HILCHIE

By:
ARTEM CHERKASOV

By:
CHRISTOPER FJELL

By:
YOAN BRTIO-SANCHEZ

By:
KAI HILPERT

By:
JOERG OVERHAGE

By:
MICHAEL GRAW

By:
JASON KINDRACHUK

By:
ASHLEY HILCHIE

By:
ARTEM CHERKASOV

By:
CHRISTOPER FJELL

By:
YOAN BRTIO-SANCHEZ

By:
KAI HILPERT

By:
JOERG OVERHAGE

By:
MICHAEL GRAW

By:
JASON KINDRACHUK

By:
ASHLEY HILCHIE

By:
ARTEM CHERKASOV

By:
CHRISTOPER FJELL

By:
YOAN BRTIO-SANCHEZ

By:
KAI HILPERT

By:
JOERG OVERHAGE

By:
MICHAEL GRAW

SCHEDULE “A”

LIST OF SECURITYHOLDERS

The following persons are the holders of all of the issued and outstanding securities of the Optionor as at the Effective Date:

Securityholder	Address	Current Shares	Shares after UBC To -Up
Hancock Family (2008) Trust		1,100,000	1,100,000
University of British Columbia		127,600	143,388
Cesar·de la Fuente Nunez	% UBC, 232-2259 Lower Mall, Vancouver, BC V6T 1Z4	13,200	14,833
Evan Haney	% UBC, 232-2259 Lower Mall, Vancouver, BC V6T 1Z4	21,200	23,823
Havard Jenssen	% UBC, 232-2259 Lower Mall, Vancouver, BC V6T 1Z4	4,100	4,607
Jason Kindrachuk	% UBC, 232-2259 Lower Mall, Vancouver, BC V6T 1Z4	4,100	4,607
Ashley Hilchie	% UBC, 232-2259 Lower Mall, Vancouver, BC V6T 1Z4	4,800	5,394
Artem Cherkasov	% UBC, 232-2259 Lower Mall, Vancouver, BC V6T 1Z4	9,000	10,114
Yoan Brito-Sanchez	% UBC, 232-2259 Lower Mall, Vancouver, BC V6T 1Z4	2,400	2,697
Kai Hilpert	% UBC, 232-2259 Lower Mall, Vancouver, BC V6T 1Z4	6,200	6,967
Chrisopher Fjell	% UBC, 232-2259 Lower Mall, Vancouver, BC V6T 1Z4	4,200	4,720
Joerg Overhage	% UBC, 232-2259 Lower Mall, Vancouver, BC V6T 1Z4	3,200	3,596
Michael Graw		360,000	360,000
2809539 Ontrio Inc.		340,000	340,000
Total:		2,000,000	2,024,746

The aforementioned shareholders together with any New Securityholders will be collectively referred to in this Agreement as the Securityholders.

SCHEDULE “B”

EXERCISE AND CONVERSION NOTICE

TO:	ABT Innovations Inc. (the “Optionor”)

RE:	Option Agreement dated May____, 2021 among the Optionor, ASEP Medical Inc. (the “Optionee”) and the Securityholders of the Optionor

Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Option Agreement. The undersigned hereby exercises its Option to purchase ___________ Shares of Optionor pursuant to the terms of the Option Agreement, and tenders herewith payment of the Exercise Price therefor, in the sum of $2,500,000 as follows:

●	$____________________ by the conversion of the following unsecured convertible notes of the Optionor held by the Optionee (provide the issue date and principal amount of the Notes being converted):_____________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________; and

●	$ ___________________________by payment in cash.

Please issue share certificates representing such Shares registered as follows:

Number of Shares: ____________________

__________________________________

(Name)

__________________________________

__________________________________

(Address)

The undersigned hereby agrees to assist the Optionor with any filings, notices, authorizations or other requirements reasonably necessary to complete the exercise of the Option hereunder.

EXERCISED effective as of this ____ day of _______________________, ______.

ASEP MEDICAL INC.

By:
Authorized Signing Officer

SCHEDULE “C”

FORM OF UNSECURED CONVERTIBLE NOTE

See attached.

SCHEDULE “D”

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE OPTIONOR

1.	Corporate Authority and Binding Obligation. The Optionor has good right, full power and absolute authority to enter into this Agreement and to perform all of its obligations under this Agreement. The Optionor has taken all necessary actions, steps and corporate and other proceedings to approve or authorize, validly and effectively, the entering into of, and the execution, delivery and performance of, this Agreement. This Agreement is a legal, valid and binding obligation of the Optionor, enforceable against it in accordance with its terms subject to (i) bankruptcy, insolvency, moratorium, reorganization and other laws relating to or affecting the enforcement of creditors’ rights generally and (ii) the fact that equitable remedies, including the remedies of specific performance and injunction, may only be granted in the discretion of a court.

2.	No Conflict. The making of this Agreement does not conflict with or result in the breach of or the acceleration of any indebtedness under, any terms, provisions or conditions of, or constitute default under any indenture, mortgage, deed of trust, agreement, joint venture, lease, franchise, certificate, consent, permit, license, authority or other instrument or Contract to which the Optionor is a party or is bound or any judgment, decree, order, rule or regulation of any court or administrative body by which the Optionor is bound or any statute or regulation applicable to the Optionor.

3.	Status, Charter Documents and Business Licenses

(a)	The Optionor is a corporation duly incorporated and validly existing in all respects under the laws of its jurisdiction of incorporation. The Optionor has all necessary corporate power and authority to own, lease or otherwise hold its properties and assets and to carry on its business as it is now being conducted and proposed to be conducted. Complete and correct copies of the constating documents of the Optionor have been delivered to the Optionee.

(b)	The Optionor is duly licensed, registered and qualified as a corporation to do business, is up-to-date in the filing of all required corporate returns and other notices and filings, has the Optionor Permits, the lack of which could reasonably be expected to have a Material Adverse Effect, is not in default in any material respect under any of such Optionor Permits and is otherwise in good standing in all respects, in each jurisdiction where it carries on business.

4.	No Subsidiaries. The Optionor does not own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association or other business entity. The Optionor is not a participant in any joint venture, partnership or similar arrangement.

5.	Capitalization.

(a)	The authorized capital of the Optionor consists of an unlimited number of common shares without par value.

(b)	As of the Effective Date, the Optionor has 2,000,000 fully-paid and non-assessable Shares issued and outstanding.

(c)	Except for the Notes which are issuable pursuant to this Agreement, there are no outstanding bonds, debentures or other evidences of indebtedness of the Optionor having the right to vote (or that are convertible for or exercisable into securities having the right to vote) with the holders of the Shares on any matter.

(d)	The Optionor has not, since the date of its incorporation, declared or paid any dividends or made any other distributions (in either case, in stock or property) on any of its Shares.

(e)	The list of Securityholders at Schedule “A” to the Agreement is complete and accurate, and the Updated Securityholder List to be provided on each Closing Date will be complete and accurate at the time of delivery.

(f)	Except as set forth in the Optionor Disclosure Letter and any Updated Securityholder List which may be delivered to the Optionee from time to time pursuant to this Agreement, the Optionor does not have any agreements, options, understanding or commitments, or any rights or privileges (whether by law, pre-emptive or contractual) capable of becoming an agreement, option or commitment, including convertible securities, warrants or convertible obligations of any nature, for the purchase, subscription, allotment or issuance of, or conversion into, any of the unissued Shares, or the purchase from the Optionor of any of the Shares.

(g)	Upon exercise of the Option in accordance with the terms hereunder, the Optioned Shares will be duly authorized, validly issued, fully paid and non-assessable.

(h)	The Optionor will not at any time take any action which has the effect of frustrating the grant and the timely exercise of the Option or Additional Option hereunder.

6.	Contractual and Regulatory Approvals. Except as described in the Optionor Disclosure Letter, the Optionor is not under any obligation, contractual or otherwise, to request or obtain the consent of any Person, and no permits, licenses, certifications, authorizations or approvals of, or notifications to any Governmental Entity are required to be obtained by the Optionor, in connection with the execution, delivery or performance by the Optionor of this Agreement or the completion of the Transactions.

7.	Corporate and Financial Records. The corporate records and minute books of the Optionor have been maintained substantially in accordance with Applicable Laws and are complete and accurate in all material respects and the financial books and records of the Optionor have been maintained in accordance with good business and accounting practices. The Optionor has made available to the Optionee all material information, including financial operations and other information respecting its business and operations and all such information as made available to the Optionee is true and correct in all material respects and no material facts have been omitted therefrom as could make such information misleading. Except as described in the Optionor Disclosure Letter, the Optionor is not indebted to any of the Securityholders, and no Securityholder is indebted to the Optionor.

8.	Compliance with Charter Documents, Agreements and Laws. The execution, delivery and performance of this Agreement and each of the other agreements contemplated or referred to herein by the Optionor, and the completion of the transactions contemplated hereby, will not conflict with nor constitute or result in a violation or material breach of or material default under, or cause the acceleration of any obligations of the Optionor under:

(a)	any term or provision of any of the constating documents of the Optionor or any director or shareholder minutes; or

(b)	the terms of any agreement (written or oral), indenture, instrument or understanding or other obligation or restriction to which the Optionor is a party; or

(c)	any term or provision of any License or any order or decree of any court, Governmental Entity or regulatory body or any Applicable Law or regulation of any jurisdiction.

9.	Restrictions on Business Activities. There is no arbitral award, judgment, injunction, constitutional ruling, order or decree binding upon the Optionor that has or could reasonably be expected to have the effect of prohibiting, restricting, or impairing any business practice of the Optionor, any acquisition or disposition of property by the Optionor, or the conduct of the business by the Optionor as currently conducted, which could reasonably be expected to have a Material Adverse Effect on the Optionor.

10.	Property and Assets. The Optionor is the beneficial owner of its properties, business and all agreements by which the Optionor holds an interest in a property, business or assets are in good standing according to their terms. Except as described in the Optionor Disclosure Letter, no Person has any agreement or option any right or privilege capable of becoming an agreement or option for the purchase of any material assets of the Optionor.

11.	Shareholders’ Agreement and Similar Arrangements. Other than the Shareholders’ Agreement which will be terminated pursuant to the terms of this Agreement, the Optionor is not a party to any shareholder, pooling, voting trust or other similar agreement or arrangement relating to the issued and outstanding shares in the capital of the Optionor or pursuant to which any Person may have any right or claim in connection with any existing or past equity interest in the Optionor and the Optionor has not adopted a shareholder rights plan.

12.	Broker Fees. Except as set out in the Optionor Disclosure Letter, the Optionor has not incurred any legal liability for brokerage fees, finder’s fees, agent’s commissions or other similar forms of compensation in connection with the transactions contemplated by this Agreement.

13.	Intellectual Property.

(a)	The Optionor Disclosure Letter sets outs a complete and correct list of all the Optionor IP that is used in or necessary to conduct the business of the Optionor as currently conducted or proposed to be conducted, including the Optionor Registered IP. The Optionor is the sole and exclusive owner of the Optionor IP, with good, valid and marketable title thereto, free and clear of all Encumbrances. As at the Effective Date, all registrations and applications for the Optionor Registered IP are valid, subsisting, and in good standing. The Optionor owns sufficient rights to use the Optionor IP in the regular course of its business without any known conflict with, or infringement of, the rights of others, including prior employees or consultants, or academic or medical institutions with which any of them may be affiliated now or may have been affiliated in the past.

(b)	The Optionor Disclosure Letter sets outs a complete and correct list, together with details of the applicable license agreements and any royalty or license payments, of all the Optionor Licensed IP that is used in or necessary to conduct the business of the Optionor as currently conducted or proposed to be conducted, excluding commercially available software products under standard end-user object code license agreements or similar software. The Optionor has obtained all necessary rights to use the Optionor Licensed IP for the conduct of the Optionor’s the business as currently conducted or proposed to be conducted. To the Optionor’s knowledge, all of the Optionor Licensed IP is subject to IP Licenses that are binding and enforceable between the Optionor and the other parties thereto, and the Optionor and such other parties thereto are in material compliance with the terms and conditions of such IP Licenses. For purposes of the Optionor entering into this Agreement, no consent is required by the other parties to the IP Licenses.

(c)	The Optionor has adequately maintained the confidentiality of the Optionor IP, as applicable, specifically with respect to inventions pending patent protection and Trade Secrets therein and has not distributed or otherwise disclosed its Trade Secrets except where necessary in the course of Optionor’s business, including for purposes of academic publications that do not interfere with protection of the Optionor IP or Optionor Licensed IP.

(d)	To the Optionor’s knowledge, no product or service marketed or sold (or proposed to be marketed or sold) by the Optionor violates or will violate any license or infringes or will infringe any Intellectual Property of any other Person. Other than with respect to commercially available software products under standard end-user object code license agreements, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Optionor IP, nor is the Optionor bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property of any other Person. The Optionor has not received any communications alleging that the Optionor has violated, or by conducting its business, would violate any of the Intellectual Property of any other Person.

(e)	The Optionor acknowledges that government funding, facilities of a university, college, other educational institution or research center, and/or funding from third parties has been used in the development of the Optionor IP, but that the use of such resources by Optionor does not affect the Optionor’s rights in the Optionor IP or the Optionor Licensed IP as specified in this Agreement. There are no prohibitions or restrictions of any Governmental Authority on the use, transfer or export of the Intellectual Property.

14.	Tax Status and Taxes. The Optionor is a “taxable Canadian corporation” for purposes of the Tax Act and there are no federal, provincial, state, county, local or foreign Taxes, including Taxes the Optionor is required by Applicable Laws to deduct, withhold or collect, due and payable by the Optionor that have not been timely paid or deducted, withheld, collected and remitted. There are no accrued and unpaid federal, provincial, state, county, local or foreign Taxes of the Optionor, including Taxes the Optionor is required by Applicable Laws to deduct, withhold or collect, that are due, whether or not assessed or disputed. There have been no examinations or audits of any tax returns or reports by any applicable federal, provincial, state, local or foreign governmental agency. The Optionor has duly and timely filed all federal, provincial, state, county, local and foreign tax returns required to have been filed by it and there are in effect no waivers of applicable limitation periods with respect to Taxes for any year.

15.	Material Contracts.

(a)	The Optionor Disclosure Letter provides a complete and accurate list of all Contracts, agreements, Intellectual Property licenses, understandings or arrangements entered into by the Optionor that is or could reasonably be considered to be material to the Optionor, including without limitation, one that: (i) any exclusive dealing arrangement, any arrangement that grants any right of first refusal or right of first offer or similar right or that limits or purports to limit the ability of the Optionor to own, operate, sell, transfer, pledge or otherwise dispose of any assets or business; (ii) have individual payment obligations on the part of or to the Optionor that exceed $25,000; (iii) is a settlement or similar agreement with a Governmental Authority or order or consent of a Governmental Authority to which the Optionor is subject involving future performance by the Optionor; (iv) is a loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture or other binding commitment for relating to indebtedness for borrowed money; (v) have been entered into out of the Ordinary Course of business of the Optionor; or (vi) comprises one of the IP Licenses under which Optionor has been granted rights to use the Optionor Licensed IP (collectively, the “Optionor Material Contracts”).

(b)	The Optionor is not in material default under any Optionor Material Contract and there has not occurred any event which, with the lapse of time or giving of notice or both, would constitute a default under any Optionor Material Contract by the Optionor. Each Optionor Material Contract is in full force and effect, unamended by written or oral agreement, and the Optionor is entitled to the full benefit and advantage of each Optionor Material Contract in accordance with its terms. The Optionor has not received any notice of a default by the Optionor or its subsidiaries, as applicable, or a dispute between the Optionor and any other party in respect of any Optionor Material Contract.

(c)	The Optionor has not received written notice that any party to a Optionor Material Contract, intends to cancel, terminate or otherwise modify or not renew such Optionor Material Contract, and to the knowledge of the Optionor, no such action has been threatened.

(d)	Except as described in the Optionor Disclosure Letter, the making of this Agreement does not give rise to any right of purchase or sale, right of first refusal or right of first offer, trigger any change in control provision or any restriction or limitation under, any provision of any Optionor Material Contract or Contract to which the Optionor’s properties or assets are bound.

16.	Employees, Consultants and Founders.

(a)	The Optionor has no employees.

(b)	Except as described in the Optionor Disclosure Letter: (i) each current and former consultant and officer of the Optionor has executed the Confidential Information Agreement; (ii) no current or former consultant and officer of the Optionor has excluded works or inventions from his or her assignment of inventions pursuant to such Person’s Confidential Information Agreement; (iii) each current and former consultant and officer of the Optionor has executed a non-competition and non-solicitation agreement.

(c)	Other than the agreements described in the Optionor Disclosure Letter (including any consulting agreements and director and officer indemnification agreements) and the purchase of Shares and the issuance of options to purchase Shares, the Optionor is not currently a party to any Contract, agreement or understanding with any director, officer, employee, shareholder or any other Person not dealing at arm’s length with the Optionor;.

(d)	Except as set forth in the Optionor Disclosure Letter, no director, officer or consultant of the Optionor is party to a change of control, severance, termination, golden parachute or similar agreement or provision or would or may receive payments under such an agreement or provision as a result of the transactions contemplated by this Agreement or the Amalgamation Agreement;.

(e)	There are no outstanding assessments, penalties, fines, liens, charges, surcharges, or other amounts due or owing pursuant to the any provincial workers’ compensation statute or regulation, and the Optionor has not been reassessed in any material respect under such statute or regulation since the date of its incorporation and, to the knowledge of the Optionor, no audit of the Optionor is currently being performed pursuant to any provincial workers’ compensation statute or regulation, and, to the knowledge of the Optionor, there are no claims or potential claims which may materially adversely affect the Optionor’s accident cost experience in respect of the business.

(f)	To the knowledge of the Optionor, each independent contractor engaged by the Optionor has been properly classified by the Optionor as an independent contractor and the Optionor has not received any notice from any Governmental Authority disputing such classification.

17.	U.S. Securities Law Matters. None of the Securityholders are U.S. Persons or are otherwise resident in the United States, and the Optionor covenants to provide written notice to the Optionee if it becomes aware of any of the Securityholders becoming U.S. Persons or if any New Securityholder is a U.S. Person.

18.	Insurance. Except as set out in the Optionor Disclosure Letter, the Optionor has in full force and effect insurance policies concerning such casualties as would be reasonable and customary for companies like the Optionor with extended coverage, sufficient in amount (subject to reasonable deductions) to allow it to replace any of its properties that might be damaged or destroyed and all such policies of insurance remain in force and effect and shall not be cancelled or otherwise terminated as a result of the transactions contemplated herein.

19.	Litigation. There is no suit, action, litigation, arbitration proceeding or governmental proceeding, including appeals and applications for review, in progress, or, to the knowledge of the Optionor, pending or threatened against or relating to the Optionor or affecting the assets of the Optionor, including Optionor IP, Optionor Registered IP, and Optionor Licensed IP, which if determined adversely to the Optionor might have or might reasonably be expected to have a Material Adverse Effect and there is no circumstance, matter or thing known to the Optionor which might give rise to any such proceeding or to any governmental investigation relative to the Optionor and there is not outstanding against the Optionor any judgment, decree, injunction, rule or order of any court, government department, commission, agency or arbitrator.

20.	Transfer of Additional Optioned Shares. The Optionor covenants and agrees with the Optionee that it shall take all action necessary to authorize and effect the transfer of the Additional Optioned Shares from the Securityholders to the Optionee upon exercise of the Additional Option, and that it shall not at any time take any action which has the effect of frustrating the grant and the timely exercise of the Additional Option and the transfer of the Additional Optioned shares hereunder. To the knowledge of the Optionor, the transfer of the Additional Optioned Shares hereunder will not violate any Applicable Law, the constating documents of the Optionor or any contractual obligations of the Optionor.

SCHEDULE “E”

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SECURITYHOLDERS

1.	Authority and Binding Obligation. The Securityholder has good right, full power and absolute authority to enter into this Agreement and to perform all of its obligations under this Agreement. The Securityholder has taken all necessary actions, steps and, if applicable, corporate and other proceedings to approve or authorize, validly and effectively, the entering into of, and the execution, delivery and performance of, this Agreement. This Agreement is a legal, valid and binding obligation of the Securityholder, enforceable against it in accordance with its terms subject to (i) bankruptcy, insolvency, moratorium, reorganization and other laws relating to or affecting the enforcement of creditors’ rights generally and (ii) the fact that equitable remedies, including the remedies of specific performance and injunction, may only be granted in the discretion of a court.

2.	No Conflict. Neither the execution and delivery of this Agreement, or any other agreements and instruments executed in connection with the transactions contemplated hereby by the Securityholder nor the performance by the Securityholder of its obligations hereunder and thereunder will conflict with or result in:

(a)	a violation, contravention or breach by the Securityholder of any of the terms, conditions or provisions of any agreement or instrument to which such the Securityholder is a party, or by which the Securityholder is bound or constitute a default by the Securityholder thereunder, or, to the knowledge of the Securityholder, after due inquiry, under any statute, regulation, judgment, decree or law by which the Shareholder is subject or bound, or result in the creation or imposition of any mortgage, lien, charge or Encumbrance of any nature whatsoever upon any of the Additional Optioned Shares or securities of the Optionor owned by the Securityholder; or

(b)	a violation by the Securityholder of any Law or regulation or any applicable order of any court, arbitrator or Governmental Entity having jurisdiction over the Securityholder.

3.	Status and Charter Documents for Corporate Securityholders. If the Securityholder is a Person that is not an individual, the Securityholder is a corporation duly incorporated and validly existing in all respects under the laws of its jurisdiction of incorporation. The Securityholder has all necessary corporate power and authority to own, lease or otherwise hold its properties and assets and to carry on its business as it is now being conducted and proposed to be conducted.

4.	Title to Shares.

(a)	No Person has any agreement or option or any right or privilege (whether pre-emptive or contractual) capable of becoming an agreement or option for the acquisition from the Securityholder of any of the Securityholder’s Additional Optioned Shares.

(b)	As at the Effective Date and as at the Additional Option Exercise Date, the Securityholder is and will be, as applicable, the registered, legal and beneficial owner of the Additional Optioned Shares listed as belonging to the Securityholder at Schedule “A” to this Agreement and on any Updated Securityholder List, and the Securityholder has and will have, as applicable, good and valid title thereto free and clear of any Encumbrances.

5.	Transfer of Additional Optioned Shares. The Securityholder covenants and agrees with the Optionee and the Optionor that it shall take all reasonable action necessary to authorize and effect the transfer of the Additional Optioned Shares from the Securityholder to the Optionee upon exercise of the Additional Option, and that it shall not at any time take any action with the intent which has the effect of frustrating the grant and the timely exercise of the Additional Option and the transfer of the Additional Optioned shares hereunder. To the knowledge of the Securityholder, the transfer of the Additional Optioned Shares hereunder will not violate any Applicable Law, the constating documents, if any, of the Securityholder or any contractual obligations of the Securityholder.

6.	U.S. Securities Law Matters. The Securityholder is not a U.S. Person and will not be a U.S. Person on the Additional Option Exercise Date, and covenants and agrees with the Optionee that it will provide written notice to the Optionee if it becomes a U.S. Person and will complete such additional investor certificates as may be reasonably required by the Optionee or its legal counsel for compliance with Applicable Laws.

7.	Acknowledgement of Risks. The Securityholder acknowledges to and agrees with the Optionor and the Optionee that:

(a)	their decision to execute this Agreement and acquire the Optionee Shares on exercise of the Additional Option has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Optionee or TCC Spinco, other than as set out in the Agreement, and such decision is based entirely upon each Securityholder’s due diligence of the Optionee and TCC Spinco;

(b)	there are risks associated with the acquisition of the Optionee Shares;

(c)	it is acquiring the Optionee Shares for its own account, for investment purposes only and not with a view to resale or distribution or other disposition of the Optionee Shares in violation of applicable securities Laws and, in particular, it has no intention to distribute, either directly or indirectly, any of the Optionee Shares in the United States or to U.S. Persons;

(d)	it has been advised to consult its own legal, tax and other advisors with respect to the merits and risks of the transactions contemplated by this Agreement, including without limitation the acquisition of the Optionee Shares and applicable resale restrictions, and it is solely responsible (and neither the Optionee nor TCC Spinco is in any way responsible) for compliance with applicable resale restrictions with respect to the Optionee Shares;

(e)	it and its advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Optionee and TCC Spinco in connection with the acquisition of the Optionee Shares, and to obtain additional information from the Optionee and TCC Spinco, to the extent possessed or obtainable by the Optionee and TCC Spinco, as applicable, without unreasonable effort or expense;

(f)	it: (i) is able to fend for itself in connection with the acquisition of the Optionee Shares; (ii) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Optionee Shares; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

(g)	it is not aware of any advertisement of any of the Optionee Shares and is not acquiring the Optionee Shares as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(h)	except as set out in the Agreement, no Person has made to the Securityholder any written or oral representations: (i) that any Person will resell or repurchase any of the Optionee Shares, (ii) that any Person will refund the purchase price of any of the Optionee Shares, or (iii) as to the future price or value of any of the Optionee Shares;

(i)	it is acquiring the Optionee Shares as principal for its own account, for investment purposes only, and not with a view to or for resale, distribution or fractionalization thereof, in whole or in part, and no other Person has a direct or indirect beneficial interest in the Optionee Shares;

(j)	there may be material Tax consequences to the Securityholder as a result of the disposition of the Additional Optioned Shares or the acquisition or disposition of the Optionee Shares, and neither the Optionee nor TCC Spinco gives an opinion and makes no representation to the Securityholder with respect to the Tax consequences to the Securityholder under federal, state, provincial, local or foreign tax laws that may apply to any such acquisitions or dispositions;

(k)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Optionee Shares; and

(l)	any resale of the Optionee Shares by the Securityholder will be subject to resale restrictions contained in Applicable Securities Laws or imposed by the Exchange and it is the responsibility of the Securityholder to find out what those restrictions are and to comply with such restrictions before selling any of the Optionee Shares.

SCHEDULE “F”

REPRESENTATIONS AND WARRANTIES OF THE OPTIONOR

1.	Corporate Authority and Binding Obligation. The Optionee has good right, full power and absolute authority to enter into this Agreement and to perform all of its obligations under this Agreement. The Optionee has taken all necessary actions, steps and corporate and other proceedings to approve or authorize, validly and effectively, the entering into of, and the execution, delivery and performance of, this Agreement. This Agreement is a legal, valid and binding obligation of the Optionee, enforceable against it in accordance with its terms subject to (i) bankruptcy, insolvency, moratorium, reorganization and other laws relating to or affecting the enforcement of creditors’ rights generally and (ii) the fact that equitable remedies, including the remedies of specific performance and injunction, may only be granted in the discretion of a court.

2.	No Conflict. The making of this Agreement does not conflict with or result in the breach of or the acceleration of any indebtedness under, any terms, provisions or conditions of, or constitute default under any indenture, mortgage, deed of trust, agreement, joint venture, lease, franchise, certificate, consent, permit, license, authority or other instrument or Contract to which the Optionee is a party or is bound or any judgment, decree, order, rule or regulation of any court or administrative body by which the Optionee is bound or any statute or regulation applicable to the Optionee.

3.	Status and Charter Documents. The Optionee is a corporation duly incorporated and validly existing in all respects under the laws of its jurisdiction of incorporation. The Optionee has all necessary corporate power and authority to own, lease or otherwise hold its properties and assets and to carry on its business as it is now being conducted and proposed to be conducted. Complete and correct copies of the constating documents of the Optionee have been delivered to the Optionor.

SCHEDULE “G”

FORM NEW SECURITYHOLDERS JOINDER AGREEMENT

For valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the undersigned, the undersigned hereby:

(a)	agrees to become a party to and be bound by all of the terms, conditions provisions and obligations of the option agreement (the “Option Agreement”) dated May______, 2021 among the Optionor and the Optionee (as defined in the Option Agreement);

(b)	confirms the undersigned has reviewed the Option Agreement and obtained or waived independent legal advice with respect to the Option Agreement;

(c)	upon execution of this Joinder Agreement will be entitled to all rights of and subject to all the duties and obligations of a Securityholder as if it had been an original Securityholder; and

(d)	concurrently with the issuance of Shares (as defined in the Option Agreement), the undersigned will deliver to counsel for the Optionor the certificate(s) representing the Shares and a signed and undated stock power of attorney that is irrevocable to the extent permitted by Applicable Law authorizing the transfer of such Shares to the Optionee in accordance with the terms of the Option Agreement.

Dated as of ______, 20_____.

IN WITNESS WHEREOF, the undersigned hereto have caused this Joinder Agreement to be executed by their respective officers or representatives thereunto duly authorized, as of the date first above written.

If signed by an individual:

SIGNED, SEALED AND DELIVERED	)
by________________________________________	)
in the presence of:____________________________	)
_________________________________________	)	___________________________________________
Witness	)	Name:
_________________________________________	)	___________________________________________
Address	)	Date:
_________________________________________	)
_________________________________________	)
Occupation	)

If signed by a corporation:

SIGNED, SEALED AND DELIVERED by

____________________________________________	_____________________________________________
Per:_________________________________________	Date:

Authorized Signatory

Name of Signatory:______________________________
Title of Signatory:______________________________